PARTNERSHIP INTEREST
                  PURCHASE AND SALE AGREEMENT


     THIS PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT (the "Agree-ment") made this 25th day of January, 1995 by and among CARLYLE REAL ESTATE LIMITED PARTNERSHIP-X, an Illinois limited partnership having an address at 900 North Michigan Avenue, Chicago, Illinois 60611 (the "Seller"), ElNa ASSOCIATES, L.L.C., a New Jersey limited liability company having an address c/o Mountain Development Corp., Three Garret Mountain Plaza, Suite 402, West Paterson, New Jersey 07424 ("Elna") and GARRET MOUNTAIN OFFICE CENTER ASSOCIATES I, a New Jersey general partnership having an address at Three Garret Mountain Plaza, Suite 402, West Paterson, New Jersey 07424 (the "Partnership" and together with Elna, the "Purchasers").
                     W I T N E S S E T H:
     WHEREAS, in accordance with certain Articles of Partnership of Garret Mountain Office Center Associates I dated November 29, 1980 (the "Partnership Agreement") by and between the Seller and Garret Associates, L.P. ("Garret"), the Seller is currently a general partner in the Partnership, owning a fifty (50%) percent Partnership interest therein; and
     WHEREAS, Elna desires to purchase ninety-nine (99%) percent of the Seller's fifty (50%) percent Partnership interest (representing a 49.5% Partnership interest), including any and all of the Seller's rights to act as Managing Partner of the Partnership and to receive cash distributions (including, without limitation, priority distributions) and tax allocations relating to the assigned Partnership interest in accordance with the Partnership Agreement (the Partnership interest to be purchased by Elna, including all of the Seller's management and distribution rights (including, without limitation, priority distributions) and rights and obligations relating to tax allocations from the Partnership is hereinafter referred to as the "Elna Partnership Interest"), and the Seller desires to sell the Elna Partnership Interest to Elna, in accordance with the terms hereinafter set forth; and
     WHEREAS, thereafter, the Partnership desires to redeem the remaining one (1%) percent of the Seller's fifty (50%) percent Partnership interest (representing a .5% Partnership interest) (the "Redeemed Partnership Interest"), and the Seller desires to have the Redeemed Partnership Interest redeemed by the Partnership, in accordance with the terms hereinafter set forth;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:
      1. Sale of Partnership Interest. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), (a) first, the Seller shall validly sell, assign, transfer, convey and deliver to Elna and Elna shall purchase from the Seller, the Elna Partnership Interest, and (b) immediately thereafter, the Seller shall validly sell, assign, transfer, convey and deliver to the Partnership and the Partnership shall redeem from the Seller, the Redeemed Partnership Interest. The transfers of the Elna Partnership Interest and the Redeemed Partnership Interest (collectively, the "Partnership Interest") shall be free and clear of any and all liens, charges, encumbrances, pledges and restrictions of any nature whatsoever, except for those which constitute a lien, charge, encumbrance or restriction against any Partnership property.
      2.  Purchase Price.
          (a) Subject to subparagraph 2(b) hereof, (i) the purchase price payable by Elna to the Seller for the Elna Partnership Interest (the "Elna Purchase Price") shall be Two Hundred Ninety-Seven Thousand ($297,000) Dollars, and (ii) the redemption price payable by the Partnership to the Seller for the Redeemed Partnership Interest (the "Redemption Price", and together with the Elna Purchase Price, the "Purchase Price") shall be Three Thousand ($3,000) Dollars. The Purchase Price shall be payable as follows:
               (A)  $50,000 (which sum shall include the Redemption
Price) in immediately available funds shall be paid to the Seller at the Closing (the "Closing Downpayment"); and
               (B) $250,000 shall be paid to the Seller by Elna in accordance with the terms of a promissory note in favor of the Seller in the form of Exhibit A attached hereto and made a part hereof (the "Note"). The Note shall have a term of twenty-four (24) months and shall mature on February 1, 1997, subject to acceleration as set forth therein (the "Maturity Date"). The Note shall bear interest at the rate of ten percent (10%) per annum, and shall be payable in monthly installments of interest only, in arrears, commencing on March 1, 1995 and continuing through and including the Maturity Date, with the remaining unpaid principal balance thereof due and payable on the Maturity Date. The Note may be prepaid in whole or in part at any time without premium or penalty. Elna's obligations under the Note shall be secured by a personal guarantee of L. Robert Lieb in the form of Exhibit B attached hereto and made a part hereof (the "Guarantee"), and a pledge of the Partnership Interest in the form of Exhibit C attached hereto and made a part hereof (the "Pledge Agreement").
          (b) Notwithstanding the foregoing, Elna and the Partnership shall have the option to pay the entire Purchase Price in immediately available funds at the Closing, in which event the Purchase Price shall be $270,000 (the Elna Purchase Price being $267,300 and the Redemption Price being $2,700).
      3.  Representations and Warranties.
          (a) The Seller hereby represents and warrants to the Purchasers as follows:
               (i) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois, and the execution and delivery of this Agreement and the documents and transactions contemplated hereby have been duly authorized by all requisite partnership action.
              (ii) The Seller owns the Partnership Interest free and clear of all liens, charges, encumbrances, pledges and restrictions of any nature whatsoever (except for those which constitute a lien, charge, encumbrance or restriction against any Partnership property), and has the complete and unrestricted power to sell, assign, transfer, convey and deliver the Partnership Interest to the Purchasers on the terms and conditions set forth herein.
             (iii) The Seller has the full right, power and authority to enter into this Agreement and perform the terms and provisions hereof. This Agreement and all of the other documents to be executed in connection herewith, when executed and delivered by the Seller, shall constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.
              (iv) Except as set forth on Exhibit D attached hereto and made a part hereof and for any agreement entered into by or binding on the Partnership, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not violate any provision of, or cause a default under, its organizational documents, any agreement or other document or any law, statute, rule, ordinance, regulation or requirement by which the Seller or its properties, assets, business or operations may be bound or affected.
               (v) Since January 1, 1994, there has not occurred a termination of the Seller within the meaning of Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").
              (vi) The Seller has no knowledge of any claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever which could be the subject of a claim for indemnification pursuant to subparagraph 8(b) hereof. For purposes of this representation and warranty, "knowledge" of the Seller means the actual present knowledge of Julie A. Strocchia without independent investigation or inquiry.
             (vii) The Seller has filed all of the Partnership's tax returns required to be filed prior to the date hereof.
          (b) The Purchasers (jointly and severally) hereby represent and warrant to the Seller as follows:
               (i) The Partnership is a general partnership duly organized and validly existing under the laws of the State of New Jersey, and the execution and delivery of this Agreement and the documents and transactions contemplated hereby have been duly authorized by all requisite partnership action.
              (ii) Elna is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. L. Robert Lieb is the sole manager of Elna and is authorized to execute this Agreement and the documents contemplated hereby on behalf of Elna, and the execution and delivery of this Agreement and the documents and transactions contemplated hereby have been duly authorized by all requisite action.
             (iii) The Purchasers have the full right, power and authority to enter into this Agreement and perform the terms and provisions hereof. This Agreement and all of the other documents to be executed in connection herewith, when executed and delivered by the Purchasers, shall constitute valid and binding obligations of the Purchasers, enforceable against each of them in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.
              (iv) Except as set forth on Exhibit D attached hereto and made a part hereof and for any agreement entered into by or binding on the Partnership, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or cause a default under, its organizational documents, any agreement or other document or any law, statute, rule, ordinance, regulation or requirement by which the Purchasers or their respective properties, assets, business or operations may be bound or affected.
               (v) The Purchasers have no knowledge of any claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever which could be the subject of a claim for indemnification pursuant to subparagraph 8(c) hereof. For purposes of this representation and warranty, "knowledge" of the Purchasers means the actual present knowledge of L. Robert Lieb without independent investigation or inquiry.
      4. Purchasers' Conditions Precedent to the Closing. Each and every obligation of the Purchasers to be performed at the Closing shall be subject to the satisfaction (or waiver by the applicable Purchaser) prior thereto of all the following conditions:
          (a) The representations and warranties made by the Seller contained herein shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the time of the Closing.
          (b) The Seller shall have performed and complied with all other obligations under this Agreement in all material respects which are to be performed and complied with prior to or at the Closing.
          (c)  The loan transaction pursuant to which The Bank of New
York has agreed to loan $7,800,000 to the Partnership (the "BNY Loan") shall have closed prior to, or shall close simultaneously with, the Closing.
      5. Conditions Precedent to the Seller's Obligations. Each and every obligation of the Seller to be performed at the Closing shall be subject to the satisfaction (or waiver by the Seller) prior thereto of all the following conditions:
          (a) The Seller shall have received (in form and substance satisfactory to the Seller) the following: (i) a full and complete release of all of the Seller's obligations with respect to any and all loans made to the Partnership, including without limitation, a full and complete release by Midlantic National Bank ("Midlantic") of the guarantee executed by the Seller in favor of Midlantic in connection with the loan from Midlantic to the Partnership (the "Midlantic Loan"), and a full and complete release of the Seller by Aetna Life Insurance Company ("Aetna") in connection with the loan from Aetna to the Partnership (the "Aetna Loan"),
(ii) an indemnity (in the form attached hereto and made a part hereof as Exhibit E) (the "Indemnity") from the Purchasers to the Seller from and against any and all obligations under and with respect to each of the Midlantic Loan and the Aetna Loan, which indemnity shall be secured by the Guarantee and the Pledge Agreement, or (iii) evidence that Midlantic and Aetna are discharging the mortgages securing the Midlantic Loan and the Aetna Loan. Garret Associates, L.P. is hereby authorized to be the sole signatory of the Indemnity on behalf of the Partnership.
          (b) The representations and warranties made by the Purchasers contained herein shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the time of the Closing.
          (c) The Purchasers shall have performed and complied with all other obligations under this Agreement in all material respects which are to be performed and complied with prior to or at the Closing.
      6.  Closing.
          (a) The purchase of the Partnership Interest by the Purchasers (the "Closing") shall take place on such date as the Seller and the Purchasers agree upon, but in no event later February 28, 1995, and shall occur as follows:
               (i) First, the Seller shall sell and Elna shall purchase the Elna Partnership Interest (constituting a forty-nine and one-half (49.5%) percent interest in the Partnership) in exchange for payment (by certified or cashier's check) to the Seller of (A) $47,000 of the Elna Purchase Price and delivery of the Note, or (B) $267,300 in the event the Purchasers exercise the option contained in subparagraph 2(b) hereof.
              (ii) Second and immediately thereafter, the Seller shall sell and the Partnership shall redeem the Redeemed Partnership Interest (constituting a one-half of one (0.5%) percent interest in the Partnership) in exchange for a payment (by certified or cashier's check) to the Seller of a Redemption Price equal to (A) $3,000, or (B) $2,700 in the event the Purchasers exercise the option contained in subparagraph 2(b) hereof.
          (b) The Closing shall take place at the offices of Wolff & Samson, P.A., the attorneys for the Purchasers, or at such other location as shall be agreed upon by the parties hereto. The parties may agree to conduct the Closing by mail.
          (c) At the Closing, the following transactions shall occur and the transactions relating to the sale of the Elna Partnership Interest shall occur immediately prior to the redemption of the Redeemed Partnership
Interest:
               (i) The Seller shall deliver (A) to Elna, an Assignment of Partnership Interest substantially in the form attached hereto and made a part hereof as Exhibit F, and (B) to the Partnership, a Redemption of Partnership Interest substantially in the form attached hereto and made a part hereof as Exhibit G.
              (ii) The Purchasers shall deliver or cause to be delivered to the Seller the Closing Downpayment and the Note; provided, however, that in the event the Purchasers exercise the option contained in subparagraph 2(b) hereof, Elna shall deliver solely the Elna Purchase Price and the Partnership shall deliver the Redemption Price.
             (iii) Unless (A) the Purchasers exercise the option contained in subparagraph 2(b) hereof, and (B) the Indemnity is not required under subparagraph 5(a) hereof, L. Robert Lieb shall deliver the Guarantee.
              (iv) Unless (A) the Purchasers exercise the option contained in subparagraph 2(b) hereof, and (B) the Indemnity is not required under subparagraph 5(a) hereof, Elna shall deliver the Pledge Agreement and UCC-1 Financing Statements in connection therewith.
               (v) If necessary, the Purchasers shall deliver the Indemnity under subparagraph 5(a) hereof.
              (vi) The Seller shall deliver to Elna all books and records of the Partnership in the Seller's possession, including, but not limited to, the tax returns of the Partnership (but not of the Seller) and the backup information related thereto.
             (vii) The Seller shall deliver to the Purchasers a certified copy of the resolutions of the board of directors of the general partner of the Seller authorizing the execution and delivery of this Agreement and all other documents and agreements to be executed in connection herewith to which the Seller is a party, and the performance of the transactions contemplated hereby and thereby.
            (viii) The Seller shall deliver to the Purchasers a good standing certificate for the Seller issued by the Secretary of State of its state of organization as of a recent date, not exceeding sixty (60) days prior to the date on which the Closing occurs.
              (ix) Elna shall deliver to the Seller a copy of its Certificate of Formation, which was filed in December, 1994.
               (x) Each party shall deliver to the other such other instruments or documents as the requesting party's counsel shall reasonably require in order to consummate the transactions contemplated hereunder.
      7.  Partnership Matters.
          (a) Effective as of the Closing, Elna shall succeed to any and all of the Seller's rights under the Partnership Agreement to serve as Managing Partner of the Partnership. The Seller hereby authorizes Elna, as successor Managing Partner, to arrange for the BNY Loan on behalf of the Partnership; provided, however, that the Seller shall have no direct or indirect obligation or liability in connection therewith.
          (b) From and after the Closing, the Seller shall no longer own any interest in or, except as otherwise provided herein, have any rights or obligations relating to the Partnership, other than for any tax allocations from the Partnership to the date hereof and tax consequences of this transaction, which shall be the Seller's responsibility. In connection with the transactions described herein, as of the Closing, the Seller shall close the books of the Partnership in accordance with Section 706(d) of the Internal Revenue Code, and consistent therewith (i) items of income, deduction, gain, loss and/or credit of the Partnership that are recognized prior to such closing of the books shall be allocated among those persons or entities who were Partners in the Partnership prior to such closing of the books in accordance with their then respective interests in the Partnership; and (ii) items of income, deduction, gain, loss and/or credit of the Partnership that are recognized after such closing of the books shall be allocated among the persons or entities who are Partners after such closing of the books in accordance with their then respective interests in the Partnership. Notwithstanding anything contained in the provisions of this subparagraph 7(b) to the contrary, no portion of income, if any, recognized by the Partnership in connection with
(i) the transactions described in Paragraph 1 hereof or (ii) the implementation of the Loan Conversion Agreement entered into between the Seller and the Partnership as of January 13, 1995, shall be allocated to the Seller.
          (c) By its signature below, Garret hereby (i) consents to the transfers of the Partnership Interest from the Seller to the Purchasers,
(ii) effective as of the Closing, accepts Elna as the Managing Partner of the Partnership, (iii) acknowledges and consents to the provisions of this Paragraph 7, and (iv) represents and warrants to the Seller that (A) L. Robert Lieb is its sole general partner, (B) L. Robert Lieb is authorized to execute this Agreement on behalf of Garret, and (C) the execution and delivery of this Agreement have been duly authorized by all requisite action on the part of Garret.
      8.  Release of Claims; Indemnity.
          (a) Effective as of the Closing, the Purchasers, Garret and their respective successors and assigns hereby forever release the Seller and, as applicable, any present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of or in the Seller or in any entity now or hereafter having a direct or indirect ownership interest in the Seller, from any and all claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever, including, without limitation, any security interest which the Partnership or Garret may have which was created pursuant to Section 9.3 of the Partnership Agreement (and, if necessary, at the Closing, the Partnership and Garret will execute UCC-3 Financing Statements to terminate such security interests), (i) whether known or unknown as of the date hereof, arising out of events or incidents which took place prior to the date hereof relating to the Partnership, except to the extent any claims, suits, responsibilities, causes of action, litigation, proceedings or other liabilities relate solely to the Seller's preparation and filing of tax returns on behalf of the Partnership, and
(ii) arising out of events or incidents which take place after the date hereof relating to the Partnership; provided, however, that the Purchasers, Garret and their respective successors and assigns, are not releasing the Seller from (A) any matters for which the Seller is obligated to indemnify the Purchasers pursuant to subparagraph 8(c) hereof, or (B) any breaches or violations of this Agreement on the part of the Seller.
          (b) The Purchasers shall indemnify and defend the Seller for, and hold the Seller harmless from, any and all cost, loss, liability and/or expense (including, but not limited to, reasonable attorneys' fees) caused by or in any way arising out of any and all claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever in any way arising directly or indirectly out of (i) the status of the Seller as a general partner in the Partnership, except to the extent that such costs, losses, liabilities and/or expenses are hereafter incurred as the result of the Seller holding itself out as a general partner in the Partnership subsequent to the Closing, or (ii) any of the Purchasers' representations and warranties contained herein being false or untrue when made.
          (c) The Seller shall indemnify and defend the Purchasers for, and hold the Purchasers harmless from, any and all costs, loss, liability and/or expense (including, but not limited to, reasonable attorneys' fees) caused by or in any way arising out of any and all claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever in any way arising directly or indirectly out of (i) the Seller's preparation and filing of tax returns on behalf of the Partnership, or (ii) any of the Seller's representations and warranties contained herein being false or untrue when made.
          (d) The indemnities provided for in subparagraphs 8(b) and 8(c) hereof shall be subject to the following provisions:
               (i) The indemnity shall cover the costs and expenses of the indemnitee (including reasonable attorneys' fees if the indemnitor shall fail to discharge or undertake to defend the indemnitee against such liability) related to any actions, suits or judgments incident to any of the matters covered by such indemnity.
              (ii) The indemnitee shall notify the indemnitor of any claim against the indemnitee covered by the indemnity within 45 days after it has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in effecting such settlement. The indemnitor's referral of a claim to its insurance company and the insurance company's acceptance of the defense thereof shall be treated as if the indemnitor has undertaken to defend the indemnitee.
             (iii) The indemnification obligations of an indemnitor under this Agreement shall also benefit and protect any of the indemnitee's present or future advisors, trustees, directors, officers, partners, employees, beneficiaries, shareholders, participants or agents of or in the indemnitee or any entity now or hereafter having a direct or indirect ownership interest in the indemnitee.
          (e) Effective as of the Closing, the Seller and their respective successors and assigns hereby forever release the Purchasers and Garret and, as applicable, any present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of or in the Purchasers or Garret or in any entity now or hereafter having a direct or indirect ownership interest in the Seller, from any and all claims, suits, responsibilities, causes of action, litigation, proceedings or other liability of any nature whatsoever, including without limitation, any security interests which the Seller may have which were created pursuant to Section 9.3 of the Partnership Agreement (and, if necessary, at the Closing, the Seller will execute UCC-3 Financing Statements to terminate such security interests), whether known or unknown as of the date hereof, arising out of events or incidents which took place prior to the date hereof relating to the Partnership; provided, however, that the Seller, its successors and assigns, are not releasing the Purchasers and/or Garret from (i) any matters for which the Purchasers are obligated to indemnify the Seller pursuant to subparagraph 8(b) hereof, or
(ii) any breaches or violations of this Agreement, the Note, the Guarantee, the Pledge Agreement or the Indemnity on the part of the Purchasers or Garret, as applicable.
      9. Additional Documents. The parties hereto shall execute and deliver such additional instruments, agreements or documents as may be reasonably necessary to effectuate the transactions contemplated by this Agreement, and each shall provide its full and prompt cooperation with respect to such transactions and matters.
     10. Brokers. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and that all negotiations relating hereto have been carried on by the parties hereto and their respective representatives without the intervention of any person or entity in such a manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or the like payment to any person or entity.
     11. Attorneys' Fees. With respect to the transactions described in this Agreement, except as otherwise provided in Paragraph 8 hereof, each of the parties hereto shall be responsible for payment of any attorneys' fees incurred by them. Notwithstanding the foregoing, if any party obtains a judgment against any other party by reason of breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.
     12. Successors, Assigns, etc. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.
     13. Assignment. This Agreement or any rights or obligations hereunder may not be assigned by any party hereto except with the prior express written consent of the other parties.
     14. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be sent by telecopy (with request for confirmation and followed by additional notice in any other manner authorized hereunder), by hand delivery (with receipt against delivery), by Federal Express or other nationally recognized overnight delivery service providing for receipt against delivery, or by registered or certified mail, return receipt requested, and shall be deemed given when received at the address set forth below:
     To the Seller:

          Carlyle Real Estate Limited Partnership-X
          900 North Michigan Avenue
          Chicago, Illinois 60611
          Attention:  Ms. Julie Strocchia

     with a copy to:

          Pircher, Nichols & Meeks
          1999 Avenue of the Stars
          Suite 2600
          Los Angeles, California  90067
          Attention:  Debra S. Barbanel, Esq.

     To Elna:

          ElNa Associates, L.L.C.
          c/o Mountain Development Corp.
          3 Garret Mountain Plaza
          Suite 402
          West Paterson, New Jersey  07424
          Attention: Mr. L. Robert Lieb

     with a copy to:

          Wolff & Samson
          5 Becker Farm Road
          Roseland, New Jersey  07068
          Attention:  Joel A. Wolff, Esq.

     To the Partnership:

          Garret Mountain Office Center Associates I
          3 Garret Mountain Plaza
          Suite 402
          West Paterson, New Jersey  07424
          Attention: Mr. L. Robert Lieb

     with a copy to:

          Wolff & Samson
          5 Becker Farm Road
          Roseland, New Jersey  07068
          Attention:  Joel A. Wolff, Esq.

or such other address as the party may fix by notice given in accordance with the foregoing provisions.
     15. Limitation of Liability. No present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of or in the Seller or any entity now or hereafter having a direct or indirect ownership interest in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the Purchasers and each of their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to the Seller's assets for the payment of any claim or for any performance, and the Purchasers hereby waive any and all such personal liability. The limitations of liability provided in this Paragraph 15 are in addition to, and not in limitation of, any limitation on liability applicable to the Purchasers provided by law or by any other contract, agreement or instrument.
     16. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     17. Entire Understanding. This Agreement, the documents to be delivered pursuant hereto and that certain letter dated January 11, 1995 regarding the waiver of Garret's right of first refusal, set forth the entire understanding of the parties hereto with respect to the matters set forth herein and supersede all prior agreements, whether oral or written, with respect thereto, including the January 11, 1995 letter of intent.
This Agreement shall not be modified, amended or terminated, except by another understanding in writing and executed by the parties hereto, but not otherwise.
     18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.
     19. Severability. In the event that any provision of this Agreement shall be construed to be invalid or unenforceable, it shall be considered deleted here from (but only to the extent of the invalidity or unenforceability), and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.
     20. Survival. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing and the transfer and conveyance of the Partnership Interest hereunder and any and all performances hereunder; provided, however, the representation and warranties set forth in subparagraphs 3(a)(v), (vi) and
(vii) and 3(b)(v) hereof and the indemnity set forth in subparagraph
8(c)(i) hereof shall terminate on the date which is twelve (12) months after the Closing.
     21. Cumulative Remedies. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).
     22. Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
     23. Tax Matters. The Purchasers acknowledge that (a) their tax counsel has reviewed and approved the structure of this transaction for the Purchasers' tax planning purposes, (b) except for its representations contained in subparagraph 3(a) hereof, the Seller makes no representations or warranties whatsoever as to whether a termination for Federal income tax purposes will occur under Section 708(b)(1)(B) of the Code, and (c) Elna shall be responsible for the filing of any and all tax returns for the Partnership subsequent to the date hereof (except that Carlyle shall prepare the tax returns for calendar year 1994, and Elna shall have the right to review them).
     24. Construction. The parties hereto acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or in any amendments, exhibits or schedules hereto.
     25. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                              Seller:

                              CARLYLE REAL ESTATE
                              LIMITED PARTNERSHIP-X

                              By:  JMB Realty Corporation
                                   General Partner


                                   By:
                                      Julie A. Strocchia
                                      Vice President

                              Purchaser:

                              ELNA ASSOCIATES, L.L.C.


                              By:
                                 L. Robert Lieb
                                 Manager

                              GARRET MOUNTAIN OFFICE
                              CENTER ASSOCIATES I

                              By:  Garret Associates, L.P.
                                   General Partner


                                   By:
                                      L. Robert Lieb
                                      General Partner









              [Signatures Continued On Next Page]


                              By:  Carlyle Real Estate Limited
                                   Partnership-X
                                   General Partner

                                   By:  JMB Realty Corporation
                                        General Partner


                                        By:
                                           Julie A. Strocchia
                                           Vice President


                              With Respect to subparagraph
                              6(c)(iii) only:



                              L. Robert Lieb, Individually


                              With Respect to Paragraph 7 only:

                              GARRET ASSOCIATES, L.P.


                              By:
                                 L. Robert Lieb
                                 General Partner

                           EXHIBIT A


                    Form of Promissory Note

                           EXHIBIT B


                       Form of Guarantee
                           EXHIBIT C


                   Form of Pledge Agreement

                           EXHIBIT D


      Exceptions to subparagraphs 3(a)(iv) and 3(b)(iii)



                             None

                           EXHIBIT E


                  Form of Indemnity Agreement

                           EXHIBIT F


       Form of Assignment of Partnership Interest (Elna)



                           EXHIBIT G


   Form of Redemption of Partnership Interest (Partnership)